                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-130536

[GRAPHIC OMITTED][GRAPHIC OMITTED]

              -----------------------------------------------------

     The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

     Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Free Writing Prospectus

Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2

Banc of America Funding Corporation
Depositor

[Wells Fargo Bank, N.A.]
Securities Administrator and Master Servicer

[U.S. Bank National Association]
Trustee and Custodian

[TBD]
Servicers

Bank of America, National Association
Sponsor

May 1, 2007


[GRAPHIC OMITTED][GRAPHIC OMITTED]


--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.


                             IRS CIRCULAR 230 NOTICE


               TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT
               (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND
               (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.



ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.





--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


Transaction                        Banc of America Funding 2007-4 Trust Mortgage
                                   Pass-Through Certificates, Series 2007-4

Issuing Entity                     Banc of America Funding 2007-4 Trust

Depositor                          Banc of America Funding Corporation

Underwriter                        Banc of America Securities LLC

Sponsor                            Bank of America, National Association

Master Servicer                    [Wells Fargo Bank, N.A.]

Originators                        [TBD]

Servicers                          [TBD]

Securities Administrator           [Wells Fargo Bank, N.A.]

Rating Agencies                    At least two of  Standard  & Poor's,  Moody's
                                   and/or  Fitch  Ratings  will rate the offered
                                   Senior Certificates. At least one of the above Rating Agencies will rate the offered
                                   Subordinate Certificates.

Senior Certificates                The Senior  Certificates  will consist of two
                                   or more classes of certificates, one of which
                                   will be the residual certificate. One or more
                                   classes of  certificates  may be comprised of
                                   two or more  components.  The components of a
                                   class   are   not   severable.   The   Senior
                                   Certificates  (or in the  case of a class  of
                                   Senior Certificates  comprised of components,
                                   the  components)  may be divided  into two or
                                   more  groups in which  case each  group  will
                                   have a  corresponding  group  of  Subordinate
                                   Certificates  which  may or may not be shared
                                   with  one or  more  other  groups  of  Senior
                                   Certificates.  Each group may also  contain a
                                   class  of  Ratio  Strip   Certificates  or  a
                                   component   of  a  class   of   Ratio   Strip
                                   Certificates.

Senior Non-PO Certificates         The Senior Certificates (other than any Ratio
                                   Strip Certificates or components thereof).

Subordinate Certificates           If the Senior  Certificates  are divided into
                                   multiple groups, the Subordinate Certificates
                                   may or may not consist of multiple groups. If
                                   there  is  only  one  group  of   Subordinate
                                   Certificates, the Subordinate Certificates will support all of the Senior Certificates.
                                   If there are multiple  groups of  Subordinate
                                   Certificates, each group will support one or more groups of Senior Certificates. Each class of Subordinate Certificates is also subordinated to those classes of Subordinate
                                   Certificates within its group, if any, higher in order of payment priority.


Banc of America Securities LLC                                                 3
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Offered Certificates               Senior     Certificates    and    Subordinate
                                   Certificates rated BBB- or Baa3 or better

Expected Closing Date              May 30, 2007

Expected Investor Closing Date     May 31, 2007

Distribution Date                  25th of each  month,  or the next  succeeding
                                   business day (First  Distribution  Date: June
                                   25, 2007)

Cut-off Date                       May 1, 2007

Determination Date                 As  set  forth  in the  applicable  Servicing
                                   Agreement.

Record Date                        For  any  Distribution  Date,  the  close  of
                                   business  on  the  last  business  day of the
                                   month    preceding    the   month   of   that
                                   Distribution Date.

Day Count                          30/360

Exchangeable Certificates and
Exchangeable REMIC
Certificates                       If indicated in the prospectus supplement,  a
                                   class   or    combination   of   classes   of
                                   Exchangeable   REMIC   Certificates   may  be
                                   exchangeable  for certain class or classes of
                                   Exchangeable    Certificates    in    certain
                                   combinations   specified  in  the  prospectus
                                   supplement.

Clearing                           DTC, Clearstream and Euroclear.







Banc of America Securities LLC                                                 4
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Denominations:

                                        Original                                                   Incremental
                                    Certificate Form            Minimum Denominations             Denominations
                                   ------------------------------------------------------------------------------

Senior Certificates (other than        Book Entry                      $1,000                          $1
any Principal Only Certificates,
Interest Only Certificates and
Special Retail Certificates)

Interest Only Certificates             Book Entry               $1,000,000 (notional                $1 or N/A
                                                            amount) or size of class, if
                                                                less than $1,000,000

Special Retail Certificates            Book Entry                      $1,000                        $1,000

Principal Only Certificates and        Book Entry                      $25,000                         $1
Subordinate Certificates

SMMEA Eligibility                  The Senior  Certificates  and the most senior
                                   class or classes of Subordinate Certificates are expected to constitute "mortgage related securities" for purposes of SMMEA.

ERISA Eligibility                  A fiduciary or other person  acting on behalf
                                   of any employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), the Code or any federal, state or local law
                                   ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") should carefully review with its legal advisors whether the purchase or holding of an Offered
                                   Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law.

                                   The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

                                   The Exemption may cover the acquisition and holding of the Senior Certificates (other than any residual certificates) or Subordinate Certificates by the Plans to which it applies provided that all conditions

Banc of America Securities LLC                                                 5
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   of the Exemption other than those within the control of the investors are met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on 5% of the initial balance of the Mortgage Pool.

                                   Any Class of Offered Certificates that fails to meet the requirements of the Exemption will not be eligible for purchase and holding by a Plan unless another prohibited transaction exemption is available to provide relief and the conditions of that particular exemption are satisfied. For example, if there are Mortgage Loans with loan-to-value ratios in excess of 100% in the Mortgage Pool or in a loan group within the Mortgage Pool, the Exemption will not cover the acquisition and holding of the related Offered Certificates that are subordinated or not rated in one of the two highest rating categories by the applicable rating agencies.

                                   Prospective  Plan  investors  should  consult
                                   with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Tax Structure                      For federal  income tax  purposes,  elections
                                   will  be  made to  treat  certain  segregated
                                   portions of the Issuing Entity as one or more
                                   "real estate  mortgage  investment  conduits"
                                   (each,   a  "REMIC").

                                   o The Senior Certificates (other than the residual certificate and any Exchangeable Certificates) and the
                                        Subordinate       Certificates      will
                                        constitute,  at least in part,  "regular
                                        interests"   in  a  REMIC  and  will  be
                                        treated   as    newly-originated    debt
                                        instruments for most federal income tax purposes.

                                   o Generally, for a class of Component Certificates, each component, rather than the class itself, will constitute a regular interest in a REMIC.

                                   o The residual certificate will represent the sole "residual interest" in each REMIC.

                                   You must report income received on your Offered Certificates as it accrues from Distribution Date to Distribution Date, even if it is before such income is distributed in cash to you.

Banc of America Securities LLC                                                 6
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Certain classes of Offered Certificates may be issued with "original issue discount." If your class of Offered Certificates is issued with original issue discount, you must report original issue discount income over the life of your Certificate, often well before such income is distributed in cash to you.

                                   If you hold an Offered Certificate that has the benefit of a yield maintenance agreement or other derivative and is entitled to certain payments in respect of basis risk carryover amounts, you will be treated as owning two assets, a REMIC regular interest and the right to receive payments from the derivative and/or payments in respect of basis risk carryover amounts and will be required to account separately for each of these assets for federal income tax purposes.

                                   If you hold an Offered Certificate that is an Exchangeable Certificate, you should be aware that the arrangement under which any Exchangeable Certificates are created will be classified as one or more grantor trusts and each class of Exchangeable Certificates so created will represent beneficial ownership of an interest in the related Exchangeable REMIC Certificates.

Optional Termination Date          On  any   Distribution   Date  on  which  the
                                   aggregate  Stated  Principal  Balance  of the
                                   Mortgage  Loans  is  less  than  a  specified
                                   percentage  of the initial  aggregate  unpaid
                                   principal balance of the Mortgage Loans as of
                                   the Cut-off Date, the Master Servicer may, at
                                   its  option,  subject to certain  conditions,
                                   purchase  the  Mortgage  Loans,  which  would
                                   effect   an   early    retirement    of   the
                                   Certificates.

                                   If the Mortgage Loans are divided into multiple loan groups with more than one set of Subordinate Certificates, if specified in the related term sheet or prospectus supplement, the Master Servicer may, at its option, subject to certain conditions, purchase the Mortgage Loans in one or some of the loan groups, which would effect an early retirement of only the related Certificates.

The Pooling Agreement              The Certificates will be issued pursuant to a
                                   Pooling and Servicing Agreement (the "Pooling
                                   Agreement") to be dated the Closing Date, among the Depositor, the Master Servicer, the Securities Administrator and the Trustee.

The Mortgage Pool                  The  "Mortgage  Pool"  will  consist of fixed
                                   interest   rate,    fully-amortizing   and/or
                                   balloon mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties.

                                   The   Mortgage   Pool  may  be  divided  into
                                   multiple loan groups.

Banc of America Securities LLC                                                 7
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

The Mortgage Loans                 Substantially  all of the Mortgage Loans will
                                   have  original  terms to stated  maturity  of
                                   approximately [10 to 30] years. Borrowers are
                                   permitted to prepay their Mortgage  Loans, in
                                   whole or in part,  at any time.  If indicated
                                   in the Collateral  Summary at the end of this
                                   Free  Writing  Prospectus,   certain  of  the
                                   Mortgage Loans may be subject to prepayment premiums. Accordingly, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. See the Collateral Summary at the end of this Free
                                   Writing Prospectus for more information about the Mortgage Loans.

Yield Maintenance Agreements       The Securities Administrator on behalf of the
                                   Issuing  Entity  may  enter  into one or more
                                   yield maintenance  agreements (each, a "Yield
                                   Maintenance  Agreement")  with  one  or  more
                                   counterparties  (each, a "Counterparty")  for
                                   the  benefit  of one or  more  classes.  With
                                   respect to each Yield  Maintenance  Agreement
                                   for any  Distribution  Date  (other  than the
                                   initial   Distribution  Date)  if  LIBOR,  as
                                   calculated  for the Interest  Accrual  Period
                                   related to such Distribution  Date, exceeds a
                                   designated     strike     percentage,     the
                                   Counterparty will be obligated to pay to the Trustee, for deposit into the related Reserve
                                   Fund, an amount equal to the product of (a) the amount by which (i) the lesser of LIBOR and a designated maximum percentage exceeds
                                   (ii) the designated strike percentage, (b) the lesser of the applicable class balance(s) and related notional amount as set forth for such Distribution Date in the related Yield
                                   Maintenance Agreement and (c) one-twelfth.

                                   Pursuant to the Pooling Agreement, the Securities Administrator will establish a separate trust account (the "Reserve Fund") for deposit of any payments that it may receive under a Yield Maintenance Agreement or other derivative. In addition, the Securities Administrator may establish a Reserve Fund for the payment of basis risk carryover amounts irrespective of whether the Securities Administrator on behalf of the Issuing Entity enters into a Yield Maintenance Agreement or other derivative. Each Reserve Fund is part of the trust fund but will not be an asset of any REMIC.

                                   Amounts on deposit in a Reserve Fund will be used to make certain payments on a specified Class or Classes of Certificates that have the benefit of a Yield Maintenance Agreement or other derivative.

Compensating Interest              On each Distribution Date, each Servicer will
                                   be  obligated  to pay an amount  equal to the
                                   lesser of (i) the aggregate of the Prepayment
                                   Interest  Shortfalls  for  such  Distribution
                                   Date  and  (ii) an  amount  set  forth in the
                                   prospectus   supplement  (such  amount,   the
                                   "Compensating Interest").

Banc of America Securities LLC                                                 8
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Advances Subject to certain limitations, each Servicer will be required to advance (any such advance, an "Advance") prior to each Distribution Date an amount equal to the aggregate of payments of principal and interest (net of the applicable Servicing
                                   Fee) which were due on the related due date on the Mortgage Loans serviced by such Servicer and which were delinquent on the related Determination Date. Advances made by each Servicer will be made from its own funds or funds available for future distribution. The obligation to make an Advance with respect to any Mortgage Loan will continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan.

Interest Accrual                   Interest  will  accrue  on  the  Certificates
                                   during  each  one-month  period (i) ending on
                                   the last day of the month preceding the month
                                   in which each Distribution Date occurs (each,
                                   a "Regular  Interest Accrual Period") or (ii)
                                   commencing  on the  25th  day  of  the  month
                                   preceding    the   month   in   which    each
                                   Distribution  Date  occurs  and ending on the
                                   24th  day  of  the   month   in  which   each
                                   Distribution  Date  occurs  (each,  a  "LIBOR
                                   Based Interest  Accrual  Period" or "No Delay
                                   Interest  Accrual Period" and together with a
                                   Regular Interest Accrual Period, an "Interest
                                   Accrual   Period").   The   initial   Regular
                                   Interest Accrual Period will be deemed to have commenced on May 1, 2007 and any initial
                                   LIBOR  Based  Interest  Accrual  Period or No
                                   Delay Interest Accrual Period will be deemed to have commenced on May 25, 2007.

                                   On each Distribution Date, to the extent of the applicable Pool Distribution Amount or Amounts, each class of interest-bearing Certificates or, in the case of a class of interest-bearing Component Certificates, each component will be entitled to receive interest (as to each such class or component, the "Interest Distribution Amount") with respect to the related Interest Accrual Period. The Interest Distribution Amount for any interest-bearing class of Certificates or component thereof will be equal to the sum of
                                   (i) interest accrued during the related Interest Accrual Period at the applicable pass-through rate on the related class balance, component balance or notional amount and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed in respect of interest on such prior Distribution Dates and not subsequently distributed.

                                   The interest entitlement  described in clause
                                   (i) of the Interest Distribution Amount for each class of interest-bearing Senior Certificates or each interest-bearing component thereof and each class of Subordinate Certificates will be reduced by the amount of Net Interest Shortfalls for the related Mortgage Loans for such Distribution Date.


Banc of America Securities LLC                                                 9
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Allocations of the interest portion of Realized Losses on the Mortgage Loans in a loan group are allocated first to the related Subordinate Certificates in reverse order of payment priority will result from the priority of distributions first to the related Senior Certificates and then to the classes of related Subordinate Certificates in numerical order of the applicable Pool Distribution Amount as described below under "Priority of Distributions." After the date on which the aggregate class balance of the related Subordinate Certificates has been reduced to zero, the interest-bearing related Senior Certificates and interest-bearing components thereof, if any, will bear the interest portion of any Realized Losses on such Mortgage Loans pro rata based on the interest entitlement described in clause (i) of the applicable Interest Distribution Amount.

Distributions to the
Subordinate Certificates           On each  Distribution  Date,  each  class  of
                                   Subordinate  Certificates that is entitled to
                                   receive a principal distribution will receive
                                   its  pro  rata  share  (based  on  the  class
                                   balances of all the Subordinate  Certificates
                                   (or the Subordinate  Certificates in the same
                                   group,  if  there is more  than one  group of
                                   Subordinate  Certificates)  that are entitled
                                   to receive a principal  distribution)  of the
                                   Subordinate Principal Distribution Amount(s),
                                   to  the  extent  that  the   remaining   Pool
                                   Distribution    Amount(s)   are    sufficient
                                   therefor.  With  respect  to  each  class  of
                                   Subordinate    Certificates,    if   on   any
                                   Distribution Date the Fractional  Interest is
                                   less than the  Fractional  Interest  for that
                                   class on the  Closing  Date,  no  classes  of
                                   Subordinate  Certificates  in the same group,
                                   if   there  is  more   than   one   group  of
                                   Subordinate  Certificates,   junior  to  such
                                   class will be entitled to receive a principal distribution.

                                   Distributions of principal on the Subordinate Certificates that are entitled to receive a principal distribution on a Distribution Date will be made sequentially to each class of Subordinate Certificates in the order of their payment priority until each such class has received its respective pro rata share for the Distribution Date. However, the PO Deferred Amounts, if any, will be paid to the ratio strip components or certificates from amounts otherwise payable as principal to the related Subordinate Certificates, beginning with the amounts otherwise distributable as principal to the class of related Subordinate Certificates lowest in order of payment priority.

Shifting Interest Structure        Additional credit  enhancement is provided by
                                   the  allocation  of  the  applicable   Non-PO
                                   Percentages  of principal  prepayments on the
                                   Mortgage Loans in the Mortgage Pool or a loan
                                   group  in the  Mortgage  Pool to the  related
                                   Senior Non-PO Certificates for the first five
                                   years  and  the  disproportionately   greater
                                   allocation  of  prepayments  to  such  Senior
                                   Non-PO Certificates over the following four years. The disproportionate allocation of the

Banc of America Securities LLC                                                10
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   applicable Non-PO Percentages of prepayments on the Mortgage Loans in the Mortgage Pool or a loan group in the Mortgage Pool will accelerate the amortization of those Senior Certificates relative to the amortization of the Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years.

Allocation of Losses               On each Distribution  Date, the applicable PO
                                   Percentage of any Realized Loss on a Discount
                                   Mortgage  Loan will be allocated to the ratio
                                   strip certificate or ratio strip component of
                                   the related  group until its class balance or
                                   principal  balance is  reduced to zero.  Such
                                   allocation   will   be   effected   on   each
                                   Distribution   Date  by  reducing  the  class
                                   balance  of the ratio  strip  certificate  or
                                   principal   balance   of  the   ratio   strip
                                   component of the related  group if and to the
                                   extent that such balance  (after  taking into
                                   account the amount of all distributions to be
                                   made on such  Distribution  Date) exceeds the
                                   Adjusted  Pool Amount (PO  Portion)  for such
                                   Distribution  Date.  The  amount  of any such
                                   Realized  Loss  allocated  to a  ratio  strip
                                   certificate  or ratio strip  component of the
                                   related  group will be treated as a "Class PO
                                   Deferred  Amount."  To the  extent  funds are
                                   available on such Distribution Date or on any
                                   future  Distribution  Date from  amounts that
                                   would  otherwise  be allocable to the related
                                   Subordinate Principal  Distribution Amount or
                                   Amounts,  the Class PO  Deferred  Amounts for
                                   the ratio  strip  certificate  or ratio strip
                                   component  of the related  group will be paid
                                   on such  ratio  strip  certificate  or  ratio
                                   strip component of the related group prior to
                                   distributions  of  principal  on the  related
                                   Subordinate  Certificates.  Payments  of  the
                                   Class PO Deferred  Amounts  will be made from
                                   the   principal   payable   to  the   related
                                   Subordinate  Certificates  beginning with the
                                   principal payable to the class of Subordinate
                                   Certificates   lowest  in  order  of  payment
                                   priority.  Any  distribution  in  respect  of
                                   unpaid Class PO Deferred  Amounts for a ratio
                                   strip certificate or ratio strip component of
                                   the related group will not further reduce the
                                   principal   balance  of  such   ratio   strip
                                   certificate  or ratio strip  component of the
                                   related group.  The Class PO Deferred Amounts
                                   will not bear interest.  The class balance of
                                   the class of related Subordinate Certificates
                                   then  outstanding  lowest  in  the  order  of
                                   payment  priority  will  be  reduced  by  the
                                   amount of any payments in respect of Class PO
                                   Deferred   Amounts   for  the   ratio   strip
                                   certificate  or ratio strip  component of the
                                   related  group.  Any excess of these Class PO
                                   Deferred  Amounts  over the class  balance of
                                   that class will be allocated to the next most
                                   subordinate  class  of  related   Subordinate
                                   Certificates to reduce its class balance and so on, as necessary.

                                   On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated first to the related Subordinate

Banc of America Securities LLC                                                11
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Certificates in reverse order of payment priority (beginning with the class of related Subordinate Certificates then outstanding lowest in order of payment priority), in each case until the class balance of such class of Certificates has been reduced to zero, and then to the Senior Non-PO Certificates or to the Senior Non-PO Certificates of the related group, if there are multiple groups of Senior Non-PO Certificates pro rata based on their respective class balances.

                                   Such allocation will be effected on each such Distribution Date by reducing the class balance of the class of related Subordinate Certificates then outstanding lowest in order of payment priority if and to the extent that the aggregate of the class balances of all classes of Senior Non-PO Certificates or the Senior Non-PO Certificates in a group and the related Subordinate Certificates (after taking into account the amount of all distributions to be made on such Distribution
                                   Date) exceeds the Adjusted Pool Amount (Non-PO Portion) or sum of the Adjusted Pool Amounts (Non-PO Portion) for such Distribution Date.

                                   After the date on which the aggregate class balance of the related Subordinate Certificates has been reduced to zero, on each Distribution Date, the aggregate of the class balances of all classes of Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) or all Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) of a group then outstanding will be reduced if and to the extent that such aggregate class balance and component balance (after taking into account the amount of all distributions to be made on such Distribution Date) exceeds the Adjusted Pool Amount (Non-PO Portion) for such Distribution Date. The amount of any such reduction will be allocated among the Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) or Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) of such group pro rata based on their respective class balances or component balances (or their initial class balances, if lower, in the case of a class of Accrual Certificates).

                                   After the date on which the aggregate class balance of the related Subordinate Certificates has been reduced to zero, the class balance of any class of Super Senior Support Certificates will be reduced not only by the principal portion of Realized Losses allocated to such class as provided in the preceding paragraph, but also by the portion allocated to the related class or classes of Super Senior Certificates.

Banc of America Securities LLC                                                12
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Cross-Collateralization            If  one  group  of  Subordinate  Certificates
                                   support    multiple    groups    of    Senior
                                   Certificates, on each Distribution Date prior
                                   to the  date on  which  the  aggregate  class
                                   balance of such Subordinate  Certificates has
                                   been reduced to zero but on or after the date
                                   on which the  class  balances  of the  Senior
                                   Non-PO   Certificates   and   the   component
                                   balances of any  components  with a principal
                                   balance (other than components of Ratio Strip
                                   Certificates) of a group have been reduced to
                                   zero,  amounts  otherwise   distributable  as
                                   principal   payments   on  such   Subordinate
                                   Certificates will be paid as principal to the
                                   remaining    classes    of   Senior    Non-PO
                                   Certificates   and  any  components   with  a
                                   principal  balance (other than  components of
                                   Ratio  Strip   Certificates)  of  each  group
                                   supported  by such  Subordinate  Certificates
                                   together    with   the    Senior    Principal
                                   Distribution Amount(s) in accordance with the
                                   principal payment priorities provided that on
                                   such  Distribution  Date  (a)  the  Aggregate
                                   Subordinate  Percentage for such Distribution
                                   Date is less than twice the initial Aggregate
                                   Subordinate  Percentage  or (b)  the  average
                                   outstanding principal balance of the Mortgage
                                   Loans  (including,   for  this  purpose,  any
                                   Mortgage   Loan  in   foreclosure,   any  REO
                                   Property and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more over the last six months as a percentage of the aggregate class balance of the Subordinate
                                   Certificates is greater than or equal to 50%.
                                   If the Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) of two or more groups remain outstanding, the distributions described above will be made to such Senior Certificates and components, if any, of such groups, pro rata, in proportion to the aggregate class balance and component balances of such Senior Certificates and components.

                                   The "Aggregate Subordinate Percentage" for any Distribution Date will be the percentage equal to the aggregate class balance of the Subordinate Certificates divided by the related aggregate Pool Principal Balance (Non-PO Portion).

                                   In addition, if on any Distribution Date, after giving effect to the second preceding paragraph, the sum of the aggregate class balance of the Senior Non-PO Certificates and the aggregate component balance of any components with a principal balance (other than components of Ratio Strip Certificates) after giving effect to distributions to be made on such Distribution Date is greater than the Adjusted Pool Amount (Non-PO Portion) (any such group, the "Undercollateralized Group" and any such excess, the "Undercollateralized Amount"), all amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their payment priority, will be paid as principal to the Senior Non-PO Certificates of the Undercollateralized Group together with the Senior Principal Distribution Amount(s) in accordance with the


Banc of America Securities LLC                                                13
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   principal payment priorities until the sum of the aggregate class balance of the Senior Non-PO Certificates and the aggregate component balance of any components with a principal balance (other than components of Ratio Strip Certificates) of the Undercollateralized Group equals the Adjusted Pool Amount (Non-PO Portion). If two or more groups are Undercollateralized Groups, the distributions described above will be made, pro rata, in proportion to the amount by which the aggregate class balance of the Senior Non-PO Certificates and the aggregate component balance of any components with a principal balance (other than components of Ratio Strip Certificates) of each such group exceeds the related Pool Principal Balance (Non-PO Portion).

                                   The amount of any unpaid interest shortfall amounts with respect to the Undercollateralized Group (including any interest shortfall amount for such Distribution Date) will be paid to the
                                   Undercollateralized Group, including the interest only components of such group, if any, prior to the payment of any Undercollateralized Amount from amounts otherwise distributable as principal on the Subordinate Certificates, in reverse order of their payment priority.

                                   The PO Deferred Amounts for any Ratio Strip Certificates (or components thereof) will be paid from amounts otherwise distributable as principal on the related Subordinate Certificates before any payments are made pursuant to the preceding paragraphs.

Adjusted Pool Amount               The  "Adjusted  Pool  Amount" of the Mortgage
                                   Pool or a loan  group  in the  Mortgage  Pool
                                   will  equal the  aggregate  unpaid  principal
                                   balance of the Mortgage Loans in the Mortgage
                                   Pool or a loan group in the Mortgage  Pool as
                                   of the Cut-off  Date minus the sum of (i) all
                                   amounts in respect of  principal  received in
                                   respect  of such  Mortgage  Loans  (including
                                   amounts   received  as  Advances,   principal
                                   prepayments  and   Liquidation   Proceeds  in
                                   respect of principal) and distributed on the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses
                                   (other than debt service reductions) incurred on such Mortgage Loans from the Cut-off Date through the end of the month preceding the month in which such Distribution Date occurs.

Adjusted Pool Amount (PO Portion)  The  "Adjusted  Pool Amount (PO  Portion)" of
                                   the Mortgage Pool or a loan group in the Mortgage Pool will equal the sum as to each Mortgage Loan in the Mortgage Pool or a loan group in the Mortgage Pool as of the Cut-off Date of the product of (A) the PO Percentage for such Mortgage Loan and (B) the principal balance of such Mortgage Loan as of the Cut-off Date less the sum of (i) all amounts in respect of principal received in respect of such Mortgage Loan (including amounts

Banc of America Securities LLC                                                14
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   received as Advances,  principal  prepayments
                                   and   Liquidation   Proceeds  in  respect  of
                                   principal)    and    distributed    on    the
                                   Certificates  on such  Distribution  Date and
                                   all  prior  Distribution  Dates  and (ii) the
                                   principal portion of any Realized Loss (other
                                   than a debt  service  reduction)  incurred on
                                   such  Mortgage  Loan  from the  Cut-off  Date
                                   through  the end of the month  preceding  the
                                   month in which such Distribution Date occurs.
Adjusted Pool Amount
(Non-PO Portion)                   The "Adjusted Pool Amount  (Non-PO  Portion)"
                                   of the  Mortgage  Pool or a loan group in the
                                   Mortgage  Pool  will  equal  the   difference
                                   between  the  Adjusted  Pool  Amount  of  the
                                   Mortgage Pool or a loan group in the Mortgage
                                   Pool  and  the   Adjusted   Pool  Amount  (PO
                                   Portion) of the Mortgage Pool or a loan group in the Mortgage Pool.

class balance                      The   "class   balance"   of   a   class   of
                                   Certificates  at any time will  equal (a) its
                                   initial  class  balance  or in the  case of a
                                   class of Exchangeable  REMIC  Certificates or
                                   Exchangeable Certificates, the portion of the
                                   maximum    initial    class    balance   then
                                   represented by the  outstanding  Certificates
                                   of such class of the  maximum  initial  class
                                   balance   less  (i)  all   distributions   of
                                   principal made to such class, and (ii) losses allocated to such class plus (b) in the case of a class of Accrual Certificates, any amounts added to such class balance as a result of the application of the accrual distribution amount.

Fractional Interest                The "Fractional Interest" with respect to any
                                   Distribution   Date   and   each   class   of
                                   Subordinate  Certificates  will equal (i) the
                                   aggregate of the class  balances  immediately
                                   prior  to  such   Distribution  Date  of  all
                                   classes of Subordinate Certificates in the same group that have higher numerical class designations than such class, divided by (ii) the aggregate Pool Principal Balance (Non-PO
                                   Portion) (if there is only one group of Subordinate Certificates) or the related Pool
                                   Principal Balance (Non-PO Portion) or sum of the related Pool Principal Balance (Non-PO
                                   Portion) (if there is more than one group of Subordinate Certificates).

Net Interest Shortfall             With respect to any  Distribution  Date,  the
                                   "Net Interest  Shortfall" is equal to the sum
                                   of (i) the  shortfall  in  interest  received
                                   with respect to any Mortgage Loan as a result
                                   of  a  Relief  Act  Reduction  and  (ii)  any
                                   Non-Supported   Interest   Shortfalls.    Net
                                   Interest  Shortfalls on any Distribution Date
                                   will be  allocated  pro rata  among  all such
                                   classes    of     interest-bearing     Senior
                                   Certificates or if there are Crossed Groups, the interest-bearing Senior Certificates of the Crossed Groups and each class of related
                                   Subordinate Certificates, based on the amount of interest accrued on each such class of Certificates on such Distribution Date before

Banc of America Securities LLC                                                15
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   taking into account any reduction in such amounts resulting from such Net Interest Shortfalls.

Net Mortgage Interest Rate         The  "Net  Mortgage   Interest   Rate"  of  a
                                   Mortgage  Loan is the excess of its  mortgage
                                   interest rate over the sum of the  applicable
                                   servicing    fee   rate    and   any    other
                                   administrative fee rates specified in the prospectus supplement.

Non-PO Percentage                  The "Non-PO  Percentage"  with respect to any
                                   Mortgage  Loan in the  Mortgage  Pool or loan
                                   group  in  the  Mortgage   Pool  with  a  Net
                                   Mortgage Interest Rate as of the Cut-off Date
                                   less than a certain rate (each such  Mortgage
                                   Loan,  a  "Discount  Mortgage  Loan") will be
                                   equal to the Net Mortgage Interest Rate as of
                                   the Cut-off Date  divided by such  applicable
                                   rate.  If there are  multiple  loan groups in
                                   the Mortgage Pool,  this rate may be the same
                                   for each loan  group or may differ for one or
                                   more loan groups.  The Non-PO Percentage with
                                   respect to any Mortgage  Loan in the Mortgage
                                   Pool or loan group in the Mortgage  Pool with
                                   a  Net  Mortgage  Interest  Rate  as  of  the
                                   Cut-off  Date  equal to or  greater  than the
                                   applicable   rate  will  be  100%.   The  "PO
                                   Percentage" for any Discount Mortgage Loan will be equal to 100% minus the Non-PO
                                   Percentage for such Mortgage Loan. If there are no ratio strip certificates in a group, the Non-PO Percentage for each Mortgage Loan in the related loan group will be 100% and the PO Percentage for each Mortgage Loan in such loan group will be 0%.

                                   Any Mortgage Loan with a Net Mortgage Interest Rate as of the Cut-off Date greater than or equal to the applicable rate for the Mortgage Pool or the loan group in the Mortgage Pool is a "Premium Mortgage Loan."

Non-PO Principal Amount            The   "Non-PO   Principal   Amount"  for  any
                                   Distribution  Date and the  Mortgage  Pool or
                                   any loan  group  in the  Mortgage  Pool  will
                                   equal  the  sum  of  the  applicable   Non-PO
                                   Percentage of:

                                   (a) all monthly payments of principal due on each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool on the related due date;

                                   (b) the principal portion of the purchase price (net of unreimbursed Advances and other amounts as to which the related Servicer is entitled to be reimbursed pursuant to the applicable Servicing Agreement) of each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool that was repurchased by
                                        the   Depositor,   the   Sponsor  or  an
                                        Originator as of that Distribution Date and the principal portion of any amount paid in connection with the optional

Banc of America Securities LLC                                                16
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                        repurchase of Mortgage Loans by the Master Servicer;

                                   (c) amounts received with respect to such Distribution Date as a substitution adjustment amount (net of unreimbursed Advances and other amounts as to which the Servicer is entitled to be reimbursed pursuant to the Pooling Agreement) in connection with a Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool received in the related Prepayment Period;

                                   (d) any Liquidation Proceeds (net of unreimbursed expenses and unreimbursed Advances, if any) allocable to recoveries of principal of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool that have not yet been liquidated received during the related Prepayment Period;

                                   (e) with respect to each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool that was liquidated during the related Prepayment Period, the amount of the Liquidation Proceeds (other than any profits retained by the Servicer in connection with the foreclosure and net of unreimbursed expenses and unreimbursed Advances, if any)  allocable  to  principal  received
                                        with respect to that Mortgage Loan; and

                                   (f) all partial and full principal prepayments on the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool by mortgagors received during the related Prepayment Period.

                                   The amounts  described in clauses (a) through
                                   (d) are referred to as "Scheduled Principal Payments." The amounts described in clauses
                                   (e) and (f) are referred to as "Unscheduled Principal Payments."

Non-Supported Interest Shortfall   With respect to any  Distribution  Date,  the
                                   "Non-Supported  Interest  Shortfall"  is  the
                                   amount by which the  aggregate of  Prepayment
                                   Interest Shortfalls for the Mortgage Loans in
                                   the Mortgage  Pool or the  Mortgage  Loans in
                                   any Crossed Loan Groups for such Distribution
                                   Date  exceeds  the  applicable   Compensating
                                   Interest for such Distribution Date.

Notional Amount                    The  "Notional  Amount" of any Interest  Only
                                   Certificates   (or  any   components   of  an
                                   Interest Only Certificates) will be equal to either (I) the product of (i) the aggregate of the Stated Principal Balances of the Premium Mortgage Loans in the Mortgage Pool or loan group as of the due date in the month preceding the month of such Distribution Date and (ii) a fraction, (a) the numerator of which is equal to the weighted average of the

Banc of America Securities LLC                                                17
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Net Mortgage Interest Rates of the these Mortgage Loans (based on the Stated Principal Balances of these Mortgage Loans as of the due date in the month preceding the month of such Distribution Date) minus a specified percentage and (b) the denominator of which is equal to a specified percentage or (II) a percentage or all of the class balance(s) of another class or classes.

Pool Distribution Amount           The "Pool  Distribution  Amount" with respect
                                   to any Distribution Date will be determined by reference to amounts received and expenses incurred in connection with the Mortgage
                                   Loans in the Mortgage Pool or any loan group in the Mortgage Pool and will be equal to the sum of:

                                   (i) all scheduled installments of interest (net of the related servicing fees and any other administrative fees specified in the prospectus supplement) and principal due on such Mortgage Loans on the due date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof and any Compensating Interest allocable to such Mortgage Loans;

                                   (ii) all  proceeds  of any  primary  mortgage
                                        guaranty   insurance  policies  and  any
                                        other insurance policies with respect to
                                        such Mortgage  Loans, to the extent such
                                        proceeds   are   not   applied   to  the
                                        restoration  of  the  related  mortgaged
                                        property or released to the mortgagor in
                                        accordance  with the related  Servicer's
                                        normal  servicing   procedures  and  all
                                        other cash amounts received and retained
                                        in connection  with the  liquidation  of
                                        defaulted Mortgage Loans in the Mortgage
                                        Pool or any loan  group in the  Mortgage
                                        Pool,   by   foreclosure   or  otherwise
                                        (collectively,  "Liquidation Proceeds"),
                                        during the related Prepayment Period (in
                                        each case, net of unreimbursed  expenses
                                        incurred    in    connection    with   a
                                        liquidation    or    foreclosure     and
                                        unreimbursed Advances, if any);

                                  (iii) all   partial   or   full    prepayments
                                        received on such Mortgage Loans during the related Prepayment Period; and

                                   (iv) amounts  received  with  respect to such
                                        Distribution   Date  as  a  substitution
                                        adjustment  amount or purchase  price in
                                        respect of any deleted  Mortgage Loan in
                                        the  Mortgage  Pool or any loan group in
                                        the Mortgage Pool or amounts received in
                                        connection with the optional termination
                                        of the  Issuing  Entity or a portion  of
                                        the   Issuing    Entity   as   of   such
                                        Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the

Banc of America Securities LLC                                                18
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                        related   Servicer  is  entitled  to  be
                                        reimbursed  pursuant  to the  applicable
                                        Servicing Agreement.

Pool Principal Balance             The "Pool Principal Balance" for the Mortgage
                                   Pool or a loan group in the Mortgage Pool with respect to any Distribution Date equals the aggregate Stated Principal Balances of the Mortgage Loans in the Mortgage Pool or loan group in the Mortgage Pool outstanding on the due date in the month preceding the month of such Distribution Date.

Pool Principal Balance
(Non-PO Portion)                   The "Pool Principal Balance (Non-PO Portion)"
                                   for the Mortgage  Pool or a loan group in the
                                   Mortgage  Pool  and  any  Distribution   Date
                                   equals the sum of the product, for each Mortgage Loan in the Mortgage Pool or loan group in the Mortgage Pool, of the Non-PO
                                   Percentage of such Mortgage Loan multiplied by its Stated Principal Balance on the due date in the month preceding the month of such Distribution Date.

Prepayment Interest Shortfall      A  "Prepayment   Interest   Shortfall"  on  a
                                   Mortgage  Loan  is  equal  to the  difference
                                   between (x) 30 days' interest at the mortgage
                                   interest  rate (less the  servicing fee rate)
                                   on the  amount  of  the  prepayment  on  such
                                   Mortgage   Loan   minus  (y)  the  amount  of
                                   interest   actually   paid  by  the   related
                                   mortgagor on the amount of such prepayment during the preceding month.

Prepayment Period                  A "Prepayment  Period" is the calendar  month
                                   preceding  the month in which a  Distribution
                                   Date occurs or such other period specified in the prospectus supplement.

Realized Loss                      In general, a "Realized Loss" means, (a) with
                                   respect to a Mortgage Loan that has been liquidated, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of proceeds from the liquidation applied to the principal balance of the related Mortgage Loan and (b) losses due to the bankruptcy of the mortgagor.

Relief Act Reduction               A "Relief Act  Reduction"  is a reduction  in
                                   the amount of monthly  interest  payment on a
                                   Mortgage Loan pursuant to the  Servicemembers
                                   Civil    Relief   Act   or   similar    state
                                   legislation.

REO Property                       An "REO  Property"  is a  Mortgaged  Property
                                   that has been acquired by the Issuing Entity through foreclosure or grant of a deed in lieu of foreclosure.

Senior Percentage                  The Senior  Percentage  for the Mortgage Pool
                                   or loan group in the Mortgage Pool will equal
                                   (i) the sum of the aggregate class balance of
                                   the related  Senior Non-PO  Certificates  and
                                   the  aggregate   component   balance  of  any

Banc of America Securities LLC                                                19
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   components with a principal balance (other than components of Ratio Strip Certificates) immediately prior to such date, divided by
                                   (ii) the Pool Principal Balance (Non-PO Portion) for the Mortgage Pool or loan group in the Mortgage Pool for such date.

Senior Prepayment Percentage       For the following Distribution Dates, will be
                                   as follows:

                                     Distribution Date                         Senior Prepayment Percentage
                                   ---------------------            -------------------------------------------------
                                   June 2007 through                100%;
                                   May 2012
                                   June 2012 through                the applicable Senior Percentage plus, 70% of the
                                   May 2013                         applicable Subordinate Percentage;
                                   June 2013 through                the applicable Senior Percentage plus, 60% of the
                                   May 2014                         applicable Subordinate Percentage;
                                   June 2014 through                the applicable Senior Percentage plus, 40% of the
                                   May 2015                         applicable Subordinate Percentage;
                                   June 2015 through                the applicable Senior Percentage plus, 20% of the
                                   May 2016                         applicable Subordinate Percentage;
                                   June 2016 and thereafter         the applicable Senior Percentage;

                                   provided, however, that (A) if on any Distribution Date the percentage equal to (x) the sum of the aggregate class balance of the Senior Non-PO Certificates and the aggregate component balance of any components with a principal balance (other than components of Ratio Strip Certificates) of multiple groups with one set of Subordinate Certificates (such groups, "Crossed Groups") divided by
                                   (y) the sum of the Pool Principal Balances (Non-PO Portion) for the loan groups relating to the Crossed Groups (such loan groups, the "Crossed Loan Groups" and such percentage, the "Crossed Group Total Senior Percentage") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentages for the Crossed Loan Groups for such Distribution Date will equal 100% and (B) in the case of one group of Senior Non-PO Certificates with its own set of Subordinate Certificates or if the Mortgage Pool is not divided into loan groups, if on any Distribution Date the Senior Percentage for the Mortgage Pool or the related loan group of the Mortgage Pool (the Mortgage Loans in the Mortgage Pool or such loan group, "Non-Crossed Mortgage Loans") exceeds such percentage as of the Closing Date, then the Senior Prepayment Percentage(s) for the Mortgage Pool or such loan group for such Distribution Date will equal 100%.

                                   No decrease in the Senior Prepayment Percentages for the Crossed Loan Groups will occur if the following occurs as of any Distribution Date as to which any such decrease applied with respect to the Crossed Loan Group Mortgage Loans, and no decrease in the Senior Prepayment Percentage for the Non-Crossed Mortgage Loans will occur if the following occurs as of any Distribution Date as to which any such decrease applied with

Banc of America Securities LLC                                                20
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   respect to the  Non-Crossed  Mortgage  Loans:
                                   (i) the outstanding principal balance of all Mortgage Loans in the Crossed Loan Groups or all Non-Crossed Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure, any REO Property in such loan group or loan groups and any Mortgage Loan for which the mortgagor has filed for bankruptcy after the Closing Date) delinquent 60 days or more (averaged over the preceding six-month period), as a percentage of the aggregate class balance of the related Subordinate Certificates, is equal to or greater than 50%, or (ii) cumulative Realized Losses with respect to the Mortgage Loans in the Crossed Loan Groups or all Non-Crossed Mortgage Loans exceed the percentages of the aggregate balance of the related Subordinate Certificates as of the Closing Date (with respect to the related Subordinate
                                   Certificates, the "Original Subordinate Principal Balance") indicated below:

                                                                         % of Original Subordinate Principal
                                   Distribution Date Occurring                           Balance
                                   ----------------------------------  ---------------------------------------
                                   June 2012 through May 2013                             30%
                                   June 2013 through May 2013                             35%
                                   June 2014 through May 2013                             40%
                                   June 2015 through May 2013                             45%
                                   June 2016 and thereafter                               50%

                                   The Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

Senior Principal Distribution
Amount The "Senior Principal Distribution Amount" for the Mortgage Pool or loan group in the Mortgage Pool and any Distribution Date will equal the sum of (i) the Senior Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Scheduled Principal Payments for such Distribution Date and (ii) the Senior Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Unscheduled Principal Payments for such Distribution Date subject to certain reductions due to losses.

Stated Principal Balance           The "Stated  Principal  Balance" means, as to
                                   any  Mortgage  Loan and due date,  the unpaid
                                   principal balance of such Mortgage Loan as of
                                   such   due   date,   as   specified   in  the
                                   amortization  schedule  at the time  relating
                                   thereto   (before  any   adjustment  to  such
                                   amortization   schedule   by  reason  of  any
                                   moratorium   or   similar   waiver  or  grace
                                   period), after giving effect to any previous partial principal prepayments and Liquidation
                                   Proceeds (net of unreimbursed expenses and unreimbursed Advances) allocable to principal

Banc of America Securities LLC                                                21
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   received and to the payment of principal due on such due date and irrespective of any delinquency in payment by the related mortgagor and after giving effect to any deficient valuation by a court in connection with a bankruptcy.

Subordinate Percentage             The  Subordinate  Percentage for the Mortgage
                                   Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Percentage for such date.

Subordinate Prepayment Percentage  The Subordinate Prepayment Percentage for the
                                   Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal 100% minus the Senior Prepayment Percentage for the Mortgage Pool or such loan group in the Mortgage Pool for such date.

Subordinate Principal Distribution
Amount The "Subordinate Principal Distribution Amount" for the Mortgage Pool or loan group in the Mortgage Pool for any Distribution Date will equal the sum of (i) the Subordinate Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Scheduled Principal Payments for such Distribution Date and (ii) the Subordinate Prepayment Percentage for the Mortgage Pool or loan group in the Mortgage Pool of the applicable Non-PO Percentage of Unscheduled Principal Payments for such Distribution Date.









Banc of America Securities LLC                                                22
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Exchangeable REMIC
Certificates and
Exchangeable Certificates          Certain   Classes  of  Offered   Certificates
                                   identified     as     "Exchangeable     REMIC
                                   Certificates"  may be  exchanged  in  certain
                                   allowable      combinations     (a     "REMIC
                                   Combination") for a proportionate interest in
                                   certain  related  Certificates  identified as
                                   "Exchangeable Certificates." All or a portion
                                   of  the   Exchangeable   Certificates  in  an
                                   Exchangeable    Combination   may   also   be
                                   exchanged for a proportionate interest in each class of Exchangeable REMIC Certificates in the related REMIC Combination in the same manner. This process may occur repeatedly.

                                   The classes of Exchangeable REMIC Certificates and of Exchangeable Certificates that are outstanding at any given time, and the outstanding class balances and notional amounts, if any, of these classes, will depend upon any related distributions of principal, as well as any exchanges that occur. Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the maximum initial class balances and notional amounts, if any, of such Certificates bear to one another as shown in the prospectus supplement.

                                   Holders of each class of Exchangeable Certificates in an allowable combination will be the beneficial owners of an interest in the Exchangeable REMIC Certificates of the related REMIC Combination.

                                   In the event that Exchangeable REMIC Certificates are exchanged for an allowable combination of Exchangeable Certificates, then

                                   o the aggregate principal balance of the Exchangeable Certificates received in the exchange will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable REMIC Certificates so exchanged; and

                                   o the aggregate amount of interest and principal payable on each distribution date with  respect  to the  Exchangeable
                                        Certificates  received  in the  exchange
                                        will  equal  the  aggregate   amount  of
                                        interest and  principal  that would have
                                        been payable on the  Exchangeable  REMIC
                                        Certificates   so   exchanged   if   the
                                        exchange had not occurred; and

                                   o the aggregate amount of principal and interest losses and interest shortfalls allocated to the Exchangeable Certificates received in the exchange will equal the aggregate amount of principal and interest losses and

Banc of America Securities LLC                                                23
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                        interest shortfalls that would have been
                                        allocated  to  the  Exchangeable   REMIC
                                        Certificates   so   exchanged   if   the
                                        exchange had not occurred.

                                   Each class of Exchangeable Certificates in an allowable combination (other than a class of interest only certificates, if any) will be entitled to its proportionate share of the principal distributions that would have been payable on the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred. In addition, each class of Exchangeable Certificates (other than a class of interest only certificates, if any) in an allowable combination will bear a proportionate share of principal losses that would have been allocated to the Exchangeable REMIC Certificates so exchanged if the exchange had not occurred.























Banc of America Securities LLC                                                24
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Preliminary Credit Support
--------------------------------------------------------------------------------

Subordinate Certificates provide credit support for Senior Certificates. If the Senior Certificates are divided into multiple groups, the Subordinate Certificates may or may not consist of multiple groups. If there are multiple groups of Subordinate Certificates, each group will support one or more groups of Senior Certificates. Additional credit enhancement is provided by the allocation of the applicable Non-PO Percentages of all principal prepayments on the applicable Mortgage Loans to the related Senior Non-PO Certificates, subject to certain exceptions, for the first five years and the disproportionately greater allocation of prepayments to such Senior Non-PO Certificates over the following four years. The disproportionate allocation of the applicable Non-PO Percentages of prepayments on the Mortgage Loans will accelerate the amortization of those Senior Non-PO Certificates relative to the amortization of the related Subordinate Certificates. As a result, the credit support percentage for the Senior Certificates should be maintained and may be increased during the first nine years


--------------------------------------------------------------------------------
                            Priority of Distributions
--------------------------------------------------------------------------------

Distributions will be made on each Distribution Date from the Pool Distribution Amount (if the Mortgage Pool is not divided into loan groups) or Amounts (if there are multiple loan groups, in which case the Senior Certificates and any components of a group will be paid from the related Pool Distribution Amount) in the following order of priority:

      ---------------------------------------------------------------------
     | First, to the classes of Senior Certificates and components (if any) |
     |          entitled to payments of interest, to pay interest;          |
      ---------------------------------------------------------------------

      ----------------------------------------------------------------------
     | Second, pro rata, to the Senior Non-PO Certificates and any | | Ratio Strip Certificates (or component thereof) entitled to |
     |               payments of principal, to pay principal;               |
      ----------------------------------------------------------------------

      ----------------------------------------------------------------------
     | Third, to any Ratio Strip Certificates (or component thereof), | | to pay any Class PO Deferred Amounts, from amounts otherwise payable |
     |        as principal to the related Subordinate Certificates;         |
      ---------------------------------------------------------------------

      ----------------------------------------------------------------------
     |       Fourth, subject to any cross-collateralization payments,       |
     |   sequentially, to each class of Subordinate Certificates from the   |
     | related Pool Distribution Amount or Amounts to pay interest and | | principal in the order of payment priority, until each class balance |
     |                             is zero; and                             |
      ----------------------------------------------------------------------

      ----------------------------------------------------------------------
     |      Fifth, to the residual certificate, any remaining amounts.      |
      ----------------------------------------------------------------------


Banc of America Securities LLC                                                25
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

The Sponsor                        Bank of America,  National Association ("Bank
                                   of  America")  will serve as the sponsor (the
                                   "Sponsor") of the Certificates.

                                   See "The Sponsor," "Mortgage Purchase Program" and "The Pooling and Servicing Agreement" in the base prospectus for more information about the Sponsor, its securitization programs and its material roles and duties in this transaction.

The Servicers and the Master
Servicer The Mortgage Loans will be serviced by the Servicers in accordance with various servicing agreements (the "Servicing Agreements"). The Servicers may perform any of their obligations under the Servicing Agreements through one or more subservicers. Despite the existence of subservicing arrangements, each Servicer will be liable for its servicing duties and obligations under the related Servicing Agreements as if such Servicer alone were servicing the Mortgage Loans. All of the Mortgage Loans will be master serviced by the Master Servicer in accordance with the terms of the Pooling Agreement. The Master Servicer will be required to supervise, monitor and oversee the performance of the Servicers, but will not be directly responsible for the servicing of the Mortgage Loans. In the event of a default by a Servicer (other than Wells Fargo Bank, N.A.) under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against such Servicer and will be required to either find a successor servicer or assume the primary servicing obligations of the related Mortgage Loans. In the event the default is by Wells Fargo Bank, N.A. in its capacity as a Servicer, the Trustee will be required to enforce any remedies against Wells Fargo Bank, N.A. and either appoint a successor servicer or assume the primary servicing obligations of the related Mortgage Loans.

Static Pool Information            Information  concerning  the Sponsor's  prior
                                   residential   mortgage  loan  securitizations
                                   related to the Depositor involving fixed- and
                                   adjustable-rate  first  lien  mortgage  loans
                                   and,   if   applicable,   prior   residential
                                   mortgage loan securitizations or originations
                                   of other originators of the Mortgage Loans is
                                   available  on  the  internet  at http://corp.
                                   bankofamerica.com/ public/ regulationab/bafc/
                                   index.jsp.  On this website, you can view, as
                                   applicable,  summary pool  information  as of
                                   the applicable securitization cut-off date or
                                   origination year and delinquency,  cumulative
                                   loss, and  prepayment  information as of each
                                   distribution date by  securitization  for the
                                   past  five  years,  or since  the  applicable
                                   securitization closing date if the applicable
                                   securitization  closing  date  occurred  less
                                   than  five   years  from  the  date  of  this
                                   prospectus   supplement,   or  as   of   each
                                   origination year, as the case may be. Each of
                                   the   mortgage   loan    securitizations   or
                                   origination  year  information  identified on
                                   this    website    is    unique,    and   the
                                   characteristics of each securitized  mortgage

Banc of America Securities LLC                                                26
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   loan pool or origination year varies from each other as well as from the Mortgage Loans to be included in the Issuing Entity that will issue the Certificates offered by this prospectus supplement. In addition, the performance information relating to the prior securitizations or origination years described above may have been influenced by factors beyond the Sponsor's control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations or origination years is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

                                   In the event any changes or updates are made to the information available on the Sponsor's website, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor. The Depositor's address is 214 North Tryon Street, Mail Code NC1-027-22-02, Charlotte, North Carolina 28255. Its telephone number is
                                   (704) 386-2400.

                                   The performance of prior residential mortgage loan pools may not be indicative of the future performance of the Mortgage Loans.















Banc of America Securities LLC                                                27
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   YOU SHOULD FULLY CONSIDER THE RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES. BEFORE INVESTING YOU SHOULD CAREFULLY REVIEW "RISK FACTORS" IN THE BASE PROSPECTUS TOGETHER WITH THE RISK FACTORS SET FORTH BELOW.

Subordination of any Super Senior
Support and Subordinate Certificates
Increases Risk of Loss             Subordinate   certificateholders   are   more
                                   likely to suffer losses as a result of losses or delinquencies on the related Mortgage
                                   Loans than are Senior certificateholders.

                                   o The rights of each class of Subordinate Certificates to receive distributions of interest and principal are subordinated to the rights of the related Senior Certificates and each class of related Subordinate Certificates higher in order of payment priority.

                                   o Losses that are realized on the Mortgage Loans will be allocated first to the class of related Subordinate Certificates lowest in order of payment priority, then to the class of related Subordinate Certificates next lowest in order of payment priority and so on, in reverse order of payment priority until the outstanding class balances of such classes have been reduced to zero.

                                   Any Super Senior Support certificateholders should consider the risk that after the related Subordinate Certificates are no longer outstanding, the principal portion of losses realized on the applicable Mortgage Loans that are allocated to a class of Super Senior Certificates will be borne by the related class of Super Senior Support Certificates, rather than such class of Super Senior Certificates.

The Rate of Principal Payments
on the Mortgage Loans Will Affect
the Yield on the Offered
Certificates                       Because  principal  payments on the  Mortgage
                                   Loans will be  distributed  currently  on the
                                   related Senior  Certificates  and the related
                                   Subordinate   Certificates,   the   rate   of
                                   distributions  of principal  and the yield to
                                   maturity   on  your   Certificates   will  be
                                   directly  related  to (i) the rate and timing
                                   of payments of  principal  on the  applicable
                                   Mortgage Loans and (ii) the amount and timing
                                   of  defaults  by  borrowers  that  result  in
                                   losses  on  the  applicable  Mortgage  Loans.
                                   Borrowers   are  permitted  to  prepay  their
                                   Mortgage  Loans,  in whole or in part, at any
                                   time. The principal  payments on the Mortgage
                                   Loans  may  be  in  the  form  of   scheduled
                                   principal  payments or principal  prepayments
                                   (for  this  purpose,   the  term   "principal
                                   prepayment"   includes  prepayments  and  any
                                   other recovery of principal in advance of the scheduled due date, including repurchases and

Banc of America Securities LLC                                                28
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   liquidations due to default, casualty, condemnation and the like). Any of these prepayments will result in distributions to you of amounts that would otherwise be distributed over the remaining term of the Mortgage Loans.

                                   The  rate  of   principal   payments  on  the
                                   Mortgage   Loans  will  be  affected  by  the
                                   following:

                                   o    the   amortization   schedules   of  the
                                        Mortgage Loans;

                                   o the rate of partial prepayments and full prepayments by borrowers due to refinancing, job transfer, changes in property values or other factors;

                                   o    liquidations   of  the  properties  that
                                        secure defaulted Mortgage Loans;

                                   o repurchases of Mortgage Loans by the Depositor as a result of defective documentation or breaches of representations or warranties;

                                   o    the exercise of  due-on-sale  clauses by
                                        the   Servicers   in   connection   with
                                        transfers of mortgaged properties;

                                   o the optional repurchase of all the Mortgage Loans by the Master Servicer to effect a termination of the Issuing Entity or certain of the Mortgage Loans in the Issuing Entity when the aggregate Stated Principal Balance of the related Mortgage Loans is less than a specified percentage of the aggregate unpaid principal balance of such Mortgage Loans as of the cut-off date; and

                                   o    general and targeted  solicitations  for
                                        refinancing   by  mortgage   originators
                                        (including the Sponsor).

                                   The  rate  of   principal   payments  on  the
                                   Mortgage Loans will depend greatly on the level of mortgage interest rates:

                                   o If prevailing interest rates for similar mortgage loans fall below the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to increase.

                                   o Conversely, if prevailing interest rates for similar mortgage loans rise above the interest rates on the Mortgage Loans in the Issuing Entity, the rate of prepayment is likely to decrease.

Banc of America Securities LLC                                                29
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   If you are purchasing any Offered Certificates at a discount, and specifically if you are purchasing principal only certificates, you should consider the risk that if principal payments on the applicable Mortgage Loans, or in the case of any ratio strip certificates, some or all of the Discount Mortgage Loans, occur at a rate slower than you expected, your yield will be lower than you expected. If you are purchasing any Offered Certificates at a premium, and specifically if you are purchasing interest only certificates, you should consider the risk that if principal payments on the applicable mortgage loans or, in the case of interest only certificates whose notional amount is based on some or all of the Premium Mortgage Loans, such Premium Mortgage Loans, occur at a rate faster than you expected, your yield may be lower than you expected. You must make your own decisions as to the appropriate prepayment assumptions to be used when purchasing any Offered Certificates. The applicable Senior Prepayment Percentage of the applicable Non-PO Percentage of all principal prepayments (excluding for this purpose, partial liquidations due to default, casualty, condemnation and the like) initially will be distributed to the classes of related Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) then entitled to receive principal prepayment distributions. This may result in all (or a disproportionate percentage) of those principal prepayments being distributed to such Senior Non-PO Certificates and any components with a principal balance (other than components of Ratio Strip Certificates) and none (or less than their pro rata share) of such principal prepayments being distributed to holders of the related Subordinate Certificates during the periods of time described in the applicable definition of "Senior Prepayment Percentage."

                                   The timing of changes in the rate of prepayments may significantly affect the actual yield to you, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier the payment of principal of the related Mortgage Loans, the greater the effect on your yield to maturity. As a result, the effect on your yield of principal prepayments occurring at a rate higher (or lower) than the rate you anticipate during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments.

Any Yield Maintenance Agreement
is Subject to Counterparty Risk    The Securities Administrator on behalf of the
                                   Issuing  Entity  may  enter  into one or more
                                   Yield Maintenance Agreements with one or more
                                   counterparties,  for the  benefit  of certain
                                   Classes   of    Certificates.    Each   Yield
                                   Maintenance   Agreement   will   require  the
                                   applicable   counterparty   to  make  certain
                                   payments in certain circumstances. To the extent that payments on such Certificates depend in part on payments to be received by

Banc of America Securities LLC                                                30
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   the Trustee under the related Yield Maintenance Agreement, the ability of the Trustee to make such payments on such Certificates will be subject to the credit risk of the applicable counterparty.

Delinquencies and Losses on the
Mortgage Loans Will Adversely
Affect Your Yield                  Delinquencies on the mortgage loans which are
                                   not  advanced  by or on behalf of a  Servicer
                                   (because  such Servicer has  determined  that
                                   these   amounts,   if   advanced,   would  be
                                   nonrecoverable),  will  adversely  affect the
                                   yield on the related Senior  Certificates and
                                   the  related  Subordinate   Certificates.   A
                                   Servicer  will   determine  that  a  proposed
                                   advance is  nonrecoverable  when, in the good
                                   faith exercise of its servicing judgment,  it
                                   believes  the proposed  advance  would not be
                                   ultimately   recoverable   from  the  related
                                   mortgagor,  related liquidation  proceeds, or
                                   other  recoveries  in respect of the Mortgage
                                   Loan.    Because   of   the    priority    of
                                   distributions,   shortfalls   resulting  from
                                   delinquencies   that  are  not   covered   by
                                   advances  will be borne  first by the related
                                   Subordinate Certificates (in reverse order of payment priority), and then by the related
                                   Senior Certificates.

                                   Net interest shortfalls will adversely affect the yields on the Offered Certificates. In addition, losses generally will be borne by the related Subordinate Certificates. As a result, the yields on the Offered Certificates will depend on the rate and timing of realized losses on the related Mortgage Loans.

There Are Risks Relating to
Exchangeable REMIC Certificates
and Exchangeable Certificates      If you are purchasing any Exchangeable  REMIC
                                   Certificates  or  Exchangeable  Certificates,
                                   you should consider that the  characteristics
                                   of   any   Exchangeable   Certificates   will
                                   reflect, in the aggregate, generally the characteristics of the related Exchangeable
                                   REMIC Certificates. Investors are encouraged to also consider a number of factors that will limit a certificateholder's ability to exchange Exchangeable REMIC Certificates for
                                   Exchangeable Certificates and vice versa:

                                   o At the time of the proposed exchange, a certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

                                   o A certificateholder that does not own the Certificates may be unable to obtain the necessary Exchangeable REMIC
                                        Certificates       or       Exchangeable
                                        Certificates because the holders of the needed Certificates may be unwilling or unable to sell them or because the

Banc of America Securities LLC                                                31
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                        necessary Certificates have been placed into other financial structures.

                                   o Principal distributions will decrease the amounts available for exchange over time.

Credit Scores May Not Accurately
Predict the Likelihood of Default  The  Originators  generally use Credit Scores as part of their underwriting processes. The attached collateral summary shows credit scores for the mortgagors obtained at the time of origination of their mortgage loans. A credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of most mortgage loans. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, credit scores do not address particular mortgage loan characteristics that influence the probability of repayment by the borrower. None of the Depositor, the Sponsor or the Originators makes any representations any mortgage loan or that a particular credit score should be relied upon as a basis for an expectation that a borrower will repay its mortgage loan according to its terms.

Geographic Concentration May
Increase Risk of Loss Due to
Adverse Economic Conditions
or Natural Disasters               At various times,  certain geographic regions
                                   will experience  weaker  economic  conditions
                                   and housing markets and,  consequently,  will
                                   experience  higher rates of  delinquency  and
                                   loss  on   mortgage   loans   generally.   In
                                   addition,  certain  states  have  experienced
                                   natural  disasters,   including  earthquakes,
                                   fires,  floods  and  hurricanes,   which  may
                                   adversely  affect property  values.  Although
                                   mortgaged   properties   located  in  certain
                                   identified flood zones will be required to be
                                   covered, to the maximum extent available,  by
                                   flood insurance, no mortgaged properties will
                                   otherwise  be required to be insured  against
                                   earthquake  damage  or  any  other  loss  not
                                   covered   by   standard   hazard    insurance
                                   policies.   Any  concentration  of  mortgaged
                                   properties  in a state or region may  present
                                   unique  risk  considerations.  See the tables
                                   entitled    "Geographic    Distribution    of
                                   Mortgaged Properties of the Mortgage Loans" in the attached collateral summary for a listing of the locations and concentrations of the mortgaged properties.

Banc of America Securities LLC                                                32
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Any deterioration in housing prices in a state or region due to adverse economic conditions, natural disaster or other factors, and any deterioration of economic conditions in a state or region that adversely affects the ability of borrowers to make payments on the mortgage loans, may result in losses on the Mortgage Loans. Any losses may adversely affect the yield to maturity of the related Offered Certificates.

Residential Real Estate Values
May Fluctuate and Adversely
Affect Your Investment             There can be no assurance  that values of the
                                   mortgaged  properties  have  remained or will
                                   remain  at  their  levels  on  the  dates  of
                                   origination  of the related  Mortgage  Loans.
                                   The value of any mortgaged property generally
                                   will  change  over time from its value on the
                                   appraisal or sales date. If residential  real
                                   estate  values  generally  or in a particular
                                   geographic  area decline,  the  loan-to-value
                                   ratios shown in the table in the accompanying
                                   collateral  annex  might  not  be a  reliable
                                   indicator  of  the  rates  of  delinquencies,
                                   foreclosures  and losses  that could occur on
                                   the Mortgage Loans.  If the residential  real
                                   estate  market  should  experience an overall
                                   decline in property  values  large  enough to
                                   cause  the   outstanding   balances   of  the
                                   Mortgage Loans and any secondary financing on
                                   the related mortgaged  properties to equal or
                                   exceed the value of the mortgaged properties,
                                   delinquencies,  foreclosures and losses could
                                   be   higher   than   those   now    generally
                                   experienced in the mortgage lending industry or in the Sponsor's prior securitizations involving the Depositor.

                                   In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the mortgagors' timely payment of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage pool. These other factors could include excessive building resulting in an oversupply of housing in a particular area or a decrease in employment reducing the demand for housing in an area. To the extent that credit enhancements do not cover such losses, your yield may be adversely impacted.

United States Military Operations
May Increase Risk of Relief
Act Shortfalls                     As  a  result  of  military   operations   in
                                   Afghanistan  and Iraq,  the United States has
                                   placed a  substantial  number of armed forces
                                   reservists  and members of the National Guard
                                   on active duty  status.  It is possible  that
                                   the number of  reservists  and members of the
                                   National  Guard  placed on active duty status
                                   may  remain at high  levels  for an  extended
                                   time.  To the  extent  that a  member  of the
                                   military,  or a member  of the  armed  forces
                                   reserves or  National  Guard who is called to
                                   active  duty,  is a  mortgagor  of a mortgage
                                   loan  in  the  trust,   the   interest   rate
                                   limitation of the Servicemembers Civil Relief

Banc of America Securities LLC                                                33
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Act, and any comparable state law, will apply. This may result in interest shortfalls on the Mortgage Loans in the trust, which will be borne by all classes of interest bearing Certificates and components. Neither the Sponsor nor the Depositor has taken any action to determine whether any of the Mortgage Loans would be affected by these interest rate limitations.

The Certificates May Not Receive
Amounts Expected from any Yield
Maintenance Agreements             The yield  maintenance  agreement payment for
                                   any  Distribution  Date  will be based on the
                                   lesser  of (x) the  class  balance(s)  of the
                                   related  Class or Classes or (y) the  related
                                   notional amount, which will decrease for each
                                   Distribution  Date  during  the  life  of the
                                   applicable yield maintenance  agreement.  The
                                   notional  amounts  are  generally  derived by
                                   using  an  assumed  prepayment  rate  for the
                                   applicable mortgage loans. The actual rate of
                                   prepayment on the  applicable  mortgage loans
                                   is likely to differ from the rate assumed. If
                                   prepayments  on these mortgage loans occur at
                                   a  rate   slower   than  the  rate   used  in
                                   determining the notional amounts, the class balance(s) of the related Class or Classes will be greater than the related notional amount for a Distribution Date and a holder of the related Certificates will receive less than if the counterparty were required to make payments based on the class balance(s) of the related Class or Classes.

There is a Risk that Interest
Payments on the Mortgage Loans
May Be Insufficient to Pay Interest
on Your Certificates               When a Mortgage Loan is prepaid in full,  the
                                   mortgagor is charged  interest only up to the
                                   date on which  payment is made,  rather  than
                                   for an entire month. When a mortgagor makes a
                                   partial  principal  prepayment  on a Mortgage
                                   Loan,  the mortgagor is not charged  interest
                                   on the  prepayment for the month in which the
                                   principal  prepayment was received.  This may
                                   result in a shortfall in interest collections
                                   available    for    payment   on   the   next
                                   Distribution  Date. Each Servicer is required
                                   to  cover  a  portion  of  the  shortfall  in
                                   interest collections that are attributable to
                                   prepayments  in full and partial  prepayments
                                   on the  Mortgage  Loans it  services,  but in
                                   each   case   only  up  to  the   amount   of
                                   Compensating   Interest   related   to   such
                                   Mortgage Loans for such Distribution Date. To
                                   the extent these  shortfalls  are not covered
                                   by  the   amount  of   related   Compensating
                                   Interest,  they will be allocated pro rata to
                                   the  related   classes  of   interest-bearing
                                   Certificates and any related components.

Certificates May Not Be
Appropriate for Individual


Banc of America Securities LLC                                                34
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

Investors                          If you are an  individual  investor  who does
                                   not have sufficient resources or expertise to
                                   evaluate the particular  characteristics of a
                                   class of Offered  Certificates,  the  Offered
                                   Certificates   may  not  be  an   appropriate
                                   investment for you. This may be the case because, among other things:

                                   o if you purchase your Certificates at a price other than par, your yield to maturity will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans;

                                   o the rate of principal distributions on, and the weighted average lives of, the Offered Certificates will be sensitive to the uncertain rate and timing of principal prepayments on the applicable Mortgage Loans and the priority of principal distributions among the classes of Certificates, and as such, the Offered Certificates and, in particular, any class of special retail certificates, may be inappropriate investments for you if you require a distribution of a particular amount of principal on a specific date or an
                                        otherwise    predictable    stream    of
                                        distributions;

                                   o you may not be able to reinvest amounts distributed in respect of principal on your Certificates (which distributions, in general, are expected to be greater during periods of relatively low interest rates) at a rate at least as high as the applicable pass-through rate or your expected yield;

                                   o    a  secondary   market  for  the  Offered
                                        Certificates may not develop or provide you with liquidity of investment; and

                                   o you must pay tax on any interest or original issue discount in the year it accrues, even if the cash is paid to you in a different year.

Limited Source of Payments --
No Recourse to Depositor, Seller,
Servicer or Trustee                Proceeds  of  the  Mortgage  Loans  (and  any
                                   insurance  policy with  respect to a class of
                                   insured special retail  certificates) will be
                                   the   sole   source   of   payments   on  the
                                   Certificates.   The   Certificates   do   not
                                   represent an interest in or obligation of the
                                   Depositor,  the Sponsor,  the Servicers,  the
                                   Originators,   the   Master   Servicer,   the
                                   Securities Administrator,  the Trustee or any
                                   of  their  affiliates.  There  are,  however,
                                   limited  obligations  of the  Depositor,  the
                                   Sponsor and the  Originators  with respect to
                                   certain  breaches  of   representations   and
                                   warranties, and limited obligations of the Servicers with respect to their servicing obligations.

                                   Neither the Certificates nor the Mortgage Loans will be guaranteed by or insured by any governmental agency or instrumentality, the

Banc of America Securities LLC                                                35
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   Depositor, the Sponsor, the Servicers, the Originators, the Master Servicer, the Securities Administrator, the Trustee or any of their affiliates. Consequently, if payments on the Mortgage Loans are insufficient or otherwise unavailable to make all payments required on the Certificates, there will be no recourse to the Depositor, the Sponsor, the Servicers, the Originators, the Master Servicer, the Securities Administrator the Trustee or any of their affiliates.

Limited Liquidity                  The Underwriter  intends to make a market for
                                   purchase and sale of the Offered Certificates
                                   after  their   initial   issuance,   but  the
                                   Underwriter has no obligation to do so. There is no assurance that such a secondary market will develop or, if it does develop, that it will provide you with liquidity of investment or that it will continue for the life of the Offered Certificates. As a result, you may not be able to sell your Certificates or you may not be able to sell your Certificates at a high enough price to produce your desired return on investment.

                                   The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of Certificates. Although any class of
                                   Certificates may experience illiquidity, it is more likely that classes of Certificates that are more sensitive to prepayment, credit or interest rate risk (such as the Interest Only, Super Senior Support, Companion, Inverse Floating Rate, Principal Only, or Subordinated Certificates) will experience illiquidity.

Alternative Underwriting Standards
May Increase Risk of Loss          Certain of the  Mortgage  Loans may have been
                                   originated      using     an     Originator's
                                   "alternative"   or  "modified"   underwriting
                                   standards.  These underwriting guidelines are
                                   different from and, in certain respects, less
                                   stringent   than  the  general   underwriting
                                   guidelines   employed   by   the   applicable
                                   Originator.   For  example,  certain  of  the
                                   mortgage loans may have been  originated with
                                   less  than  standard  documentation  or  with
                                   higher    maximum    loan-to-value    ratios.
                                   Accordingly,    the   mortgage    loans   may
                                   experience rates of delinquencies,  defaults,
                                   foreclosure,  bankruptcy  and  loss  that are
                                   higher  than those  experienced  by  mortgage
                                   loans   underwritten   using  the  applicable

The Rate of Default on Mortgage
Loans that Are Secured by Investor
Properties May be Higher than on
Other Mortgage Loans               Certain of the Mortgage  Loans may be secured
                                   by investor properties.  An investor property
                                   is  a   property   which,   at  the  time  of
                                   origination,  the mortgagor represented would
                                   not  be  used  as  the  mortgagor's   primary
                                   residence   or  second   home.   Because  the
                                   mortgagor is not living on the property,  the

Banc of America Securities LLC                                                36
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   mortgagor may be more likely to default on the mortgage loan than on a comparable mortgage loan secured by a primary residence, or to a lesser extent, a second home. In addition, income expected to be generated from an investor property may have been considered for underwriting purposes in addition to the income of the mortgagor from other sources. Should this income not materialize, it is possible the mortgagor would not have sufficient resources to make payments on the mortgage loan.

Mortgage Loans Having an Interest
Only Period May Have a Higher Risk
Of Default or Rates of Prepayment  Certain  of the  Mortgage  Loans  may have an initial interest only period after the date of origination. During this interest only period, the payment due from the related mortgagor will be less than that of a traditional mortgage loan. In addition, the principal balance of the mortgage loan will not be reduced (except in the case of prepayments) because there will be no scheduled monthly payments of principal during this period. Accordingly, no principal payments will be distributed to the related Certificates from these Mortgage Loans during their interest only period except in the case of prepayment.

                                   After the initial interest only period, payments on a mortgage loan with an interest only period will be recalculated to amortize fully its unpaid principal balance over its remaining life and the mortgagor will be required to make scheduled payments of both principal and interest. The required payment of principal will increase the burden on the mortgagor and may increase the risk of default or prepayment under the related mortgage loan. In underwriting mortgage loans with interest only periods, the Originators generally do not consider the ability of mortgagors to make payments of principal at the end of the interest only period. Higher scheduled monthly payments may induce the related mortgagors to refinance their mortgage loans, which would result in higher prepayments. In addition, in default situations losses may be greater on these mortgage loans because they do not amortize during the initial period. These losses will be allocated to the Certificates.

                                   The performance of mortgage loans with an interest only period may be significantly different from mortgage loans that amortize from origination. In particular these mortgagors may be more likely to refinance their mortgage loans, which may result in higher prepayment speeds than would otherwise be the case.

Inclusion of Mortgage Loans that
have been Delinquent in the Past

Banc of America Securities LLC                                                37
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

May Increase Risk of Loss          Although  all  of  the  Mortgage   Loans  are
                                   expected  to be  current  as of  the  Cut-off
                                   Date, certain of the Mortgage Loans may have been 30 days delinquent once or more during the previous twelve months. A mortgage loan that has been delinquent more than once in the recent past may be more likely than other mortgage loans to become delinquent in the future.

There Are Risks Relating to
Mortgaged Properties Subject to
Second Lien Mortgage Loans         At the time of  origination of certain of the
                                   Mortgage  Loans,  a  lender  other  than  the
                                   applicable  Originator may have  originated a
                                   second lien  mortgage  loan.  Mortgage  Loans
                                   that  have   second   lien   mortgage   loans
                                   encumbering  the same mortgaged  property may
                                   have   higher   rates  of   delinquency   and
                                   foreclosure relative to mortgage loans that do not have second lien mortgage loans behind them. This may be due to changes in the mortgagor's debt-to-income profile, the fact that mortgagors may then have less equity in the mortgaged property or other factors. You should also note that any mortgagor could obtain a second lien mortgage loan at any time subsequent to the date of origination of their first lien mortgage loan from any lender.

Subordinate Certificates May
Provide Subordination for All
Groups The Subordinate Certificates may provide credit support for more than one Group of Senior Certificates and thus the outstanding class balances of such Subordinate Certificates could be reduced to zero as a result of a disproportionate amount of principal losses on the Mortgage Loans in one Loan Group. Therefore, these losses on the Mortgage Loans in one Loan Group will reduce the subordination provided by the Subordinate Certificates to the other Groups of Senior Certificates and increase the likelihood that losses may be allocated to the other Groups of Senior Certificates.

                                   Under certain circumstances due to a cross-collateralization mechanism, principal otherwise payable to these Subordinate Certificates will be paid to certain Senior Certificates.

High Rates of LIBOR or Another
Index May Result in a Lower or
Negative Yield on any Inverse
Floating Rate Interest Only
Certificates                       If you are  purchasing  any inverse  floating
                                   rate interest only certificates, in addition to the risk that a rapid rate of prepayments on the related Mortgage Loans may result in a lower actual yield than you expected or a negative yield, you should also consider the risk that high rates of LIBOR or high rates

Banc of America Securities LLC                                                38
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The depositor has filed a registration  statement  (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you
e-mail   a   request   to   dg.prospectus_distribution@bofasecurities.com.   The
securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------

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[GRAPHIC OMITTED][GRAPHIC OMITTED]          Banc of America Funding 2007-4 Trust
          Mortgage Pass-Through Certificates, Series 2007-4, Group 1 and Group 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Preliminary Summary of Terms
--------------------------------------------------------------------------------

                                   of   another   applicable   index   for  your
                                   certificates may result in the failure to recover your initial investment.

                      Categories of Classes of Certificates

     The Certificates of any series may be comprised of one or more classes. The classes, in general, fall into different categories. The chart in the base prospectus under the heading "Description of the Certificates--Categories of Classes of Certificates" identifies and generally defines certain of the more typical categories. The prospectus supplement for a series of Certificates may identify the classes which comprise that series by reference to those categories or another category specified in the prospectus supplement.



































Banc of America Securities LLC                                                39
--------------------------------------------------------------------------------
The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.
--------------------------------------------------------------------------------